Exhibit 99.1

BIOLASE DELIVERS 26% REVENUE GROWTH YEAR OVER YEAR IN THIRD QUARTER AND RAISES 2022 FULL YEAR REVENUE GUIDANCE

LAKE FOREST, Calif., November 10, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the third quarter ended September 30, 2022.

2022 Third Quarter Highlights

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Total revenue was $12.0 million, up 26% year over year
•
U.S. laser sales increased 35% year over year and U.S. consumable sales increased 22% year over year, driven by increased procedures using BIOLASE lasers
•
Continued momentum with new customers and dental specialists with over 90% of U.S. Waterlase sales coming from new customers and approximately 40% of U.S. Waterlase sales coming from dental specialists
•
Waterlase Exclusive Trial Program success rate remained at over 50% year to date, highlighting the program’s success

"I am pleased to report continued increasing demand for our industry leading lasers, which is being driven by the execution of our growth strategy," commented John Beaver, President, and Chief Executive Officer. “Our total revenue increased 26% year over year, with U.S. laser sales increasing 35% year over year and U.S. consumable sales growing 22% year over year. Our strong performance reflects continued positive momentum from our Waterlase Exclusive Trial Program, as our success rate remained at over 50% year to date. This initiative, along with the extra emphasis on education and training for endodontists, periodontists, pediatric dentists, and dental hygienists, generated increased adoption of our laser technology in the U.S. this quarter with over 90% of our U.S. Waterlase sales coming from new customers and approximately 40% of U.S. Waterlase sales coming from dental specialists.

“With less than 10% of the U.S. dental community currently using dental lasers, we are confident that we can leverage the enhanced capabilities of our product to drive further adoption and become the new standard of care. With every one percentage point increase in market adoption of laser technology in the U.S. alone, we estimate it will generate an additional $50.0 million in revenue for BIOLASE, assuming we maintain our current 60% market share. With the continued success of our sales initiatives, we believe we are well positioned for continued revenue growth in 2022 and beyond.”

2022 Third Quarter Financial Results

Net revenue for the third quarter of 2022 was $12.0 million, an increase of 26% year over year. U.S. laser revenue was $4.6 million for the third quarter of 2022, up 35% when compared to U.S. laser revenue of $3.4 million for the third quarter of 2021. U.S. consumables and other revenue for the third quarter of 2022, which consists of revenue from consumable products such as disposable tips, increased 22% compared to the third quarter of 2021. Outside the U.S., laser revenue was $2.8 million for the third quarter of 2022, up 1% compared with the same quarter in 2021, and consumables and other revenue was down 2% at $0.8 million when compared to the same quarter in 2021.

Gross margin for the third quarter of 2022 was 20%, compared to 51% for the third quarter of 2021. The lower gross margin in 2022 is largely a result of the impact of a $1.7 million charge for inventory. This inventory charge was driven by certain supply chain issues that we have encountered requiring us to change to new suppliers along with end of life designation for certain products and components. In addition, the lower margin resulted from the launch of OEM products at the beginning of 2022 and an Employee Retention Credit under the CARES Act received during the three months ended September 30, 2021 that did not occur in 2022, partially offset by the recognition of more product training revenue during the third quarter of 2022. Total operating expenses were $10.1 million for the third quarter of 2022 compared to $7.5 million for the third quarter of 2021. Operating loss for the third quarter of 2022 was $7.7 million, compared to an operating loss of $2.7 million in the third quarter of 2021.

The Company reported cash and cash equivalents of $10.0 million on September 30, 2022.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss for the third quarter of 2022 was $8.4 million compared to a net loss of $3.3 million for the third quarter of 2021. Net loss per share for the quarter was $1.10 compared to $0.54 for the third quarter of 2021 (as adjusted for the reverse stock split). Adjusted EBITDA loss for the third quarter of 2022 was $5.6 million compared with Adjusted EBITDA loss of $2.5 million for the third quarter of 2021. Adjusted EBITDA loss per share for the quarter was $0.74 compared to $0.40 for the third quarter of 2021 (as adjusted for the reverse stock split).

2022 Fourth Quarter and Full Year Revenue Guidance

Based on currently available information and the continued operating momentum the Company has experienced through the first nine months of the year, BIOLASE is anticipating fourth quarter net revenue to exceed $13.0 million, which would represent growth of at least 5% year over year. The Company is increasing its 2022 full year revenue guidance and now expects full year net revenue to increase at least 20% from 2021 levels.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2022, and to answer questions. To access the live call, dial 1-888-506-0062 (U.S.) or +1 973-528-0011 (International) and provide the following code: 720380.

A live and archived webcast of the conference call will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial 1-877-481-4010 or +1 919-882-2331 (International) and enter replay passcode: 46951.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 302 patented and 28 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2021, BIOLASE has sold over 43,300 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net revenue	$12,010	$9,531	$34,411	$26,780
Cost of revenue	9,565	4,689	22,096	15,157
Gross profit	2,445	4,842	12,315	11,623
Operating expenses:
Sales and marketing	5,008	3,451	15,224	10,315
General and administrative	3,109	2,479	8,825	8,613
Engineering and development	1,979	1,540	5,177	4,506
Loss on patent litigation settlement	—	29	—	190
Total operating expenses	10,096	7,499	29,226	23,624
Loss from operations	(7,651)	(2,657)	(16,911)	(12,001)
Loss on foreign currency transactions	(329)	(36)	(552)	(172)
Interest expense, net	(424)	(569)	(1,287)	(1,727)
Gain on debt forgiveness	—	—	—	3,014
Non-operating income (loss), net	(753)	(605)	(1,839)	1,115
Loss before income tax provision	(8,404)	(3,262)	(18,750)	(10,886)
Income tax (provision) benefit	17	(14)	(23)	7
Net loss	(8,387)	(3,276)	(18,773)	(10,879)
Other comprehensive loss items:
Foreign currency translation adjustments	(152)	(90)	(415)	(173)
Comprehensive loss	$(8,539)	$(3,366)	$(19,188)	$(11,052)

Net loss	$(8,387)	$(3,276)	$(18,773)	$(10,879)
Deemed dividend on convertible preferred stock	—	(9)	(217)	(546)
Net loss attributable to common stockholders	$(8,387)	$(3,285)	$(18,990)	$(11,425)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(1.10)	$(0.54)	$(2.85)	$(1.96)
Shares used in the calculation of net loss per share:
Basic and Diluted	7,615	6,078	6,661	5,832

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$9,960	$29,972
Restricted cash	—	203
Accounts receivable, less allowance of $2,172 and $2,154 as of September 30, 2022 and December 31, 2021, respectively	4,846	4,238
Inventory	16,427	12,929
Prepaid expenses and other current assets	2,648	2,012
Total current assets	33,881	49,354
Property, plant, and equipment, net	3,915	1,067
Goodwill	2,926	2,926
Right of use asset	1,909	1,717
Other assets	234	220
Total assets	$42,865	$55,284
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,974	$3,309
Accrued liabilities	6,919	8,276
Deferred revenue, current portion	1,870	2,259
Total current liabilities	13,763	13,844
Deferred revenue	347	329
Warranty accrual	416	521
Non current term loans, net of discount	12,793	13,603
Non current operating lease liability	1,428	1,449
Other liabilities	260	330
Total liabilities	29,007	30,076
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	—	34
Common stock, par value $0.001 per share	7	6
Additional paid-in capital	301,196	293,325
Accumulated other comprehensive loss	(1,038)	(623)
Accumulated deficit	(286,307)	(267,534)
Total stockholders' equity	13,858	25,208
Total liabilities, redeemable preferred stock and stockholders' equity	$42,865	$55,284

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(18,773)	$(10,879)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	369	281
Provision for bad debts	56	(162)
Provision for inventory excess and obsolescence	245	—
Inventory write-offs and disposals	1,486	(117)
Amortization of discount on lines of credit	71	126
Amortization of debt issuance costs	126	290
Patent litigation mark-to-market	—	190
Issuance of restricted shares	—	164
Stock-based compensation	1,691	1,488
Gain on debt forgiveness	—	(3,014)
Changes in operating assets and liabilities:
Accounts receivable	(664)	(417)
Inventory	(5,229)	(2,788)
Prepaid expenses and other current assets	(850)	235
Accounts payable and accrued liabilities	664	705
Deferred revenue	(371)	292
Net cash and cash equivalents used in operating activities	(21,179)	(13,606)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(3,256)	(396)
Net cash and cash equivalents used in investing activities	(3,256)	(396)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock	5,635	13,291
Payments of equity offering costs	—	(6)
Principal payment on loan	(1,000)	—
Proceeds from the exercise of common stock warrants	—	16,560
Payment of debt issuance costs	—	(25)
Proceeds from exercise of stock options	—	66
Net cash and cash equivalents provided by financing activities	4,635	29,886
Effect of exchange rate changes	(415)	(171)
(Decrease) increase in cash, cash equivalents and restricted cash	(20,215)	15,713
Cash, cash equivalents and restricted cash, beginning of period	30,175	17,876
Cash, cash equivalents and restricted cash, end of period	$9,960	$33,589
Supplemental cash flow disclosure:
Cash paid for interest	$1,110	$1,328
Cash received for interest	$23	$44
Cash paid for income taxes	$39	$154
Cash paid for operating leases	$219	$185
Non-cash settlement of liability	$—	$510
Non-cash right-of-use assets obtained in exchange for lease obligation	$562	$48
Deemed dividend on preferred stock	$217	$546

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, loss on patent litigation settlement, stock-based and other non-cash compensation, allowance for doubtful accounts, increase in inventory reserves, and gain on debt forgiveness. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders	$(8,387)	$(3,285)	$(18,990)	$(11,425)
Deemed dividend on convertible preferred stock	—	9	217	546
GAAP net loss	$(8,387)	$(3,276)	$(18,773)	$(10,879)
Adjustments:
Interest expense, net	424	569	1,287	1,727
Income tax provision (benefit)	(17)	14	23	(7)
Depreciation and amortization	122	101	369	281
Change in allowance for doubtful accounts	(87)	(83)	56	(162)
Loss on patent litigation settlement	—	29	—	190
Stock-based and other non-cash compensation	591	192	1,691	1,488
Increase in inventory reserves	1,731	—	1,731	—
Gain on debt forgiveness	—	—	—	(3,014)
Adjusted EBITDA	$(5,623)	$(2,454)	$(13,616)	$(10,376)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(1.10)	$(0.54)	$(2.85)	$(1.96)
Deemed dividend on convertible preferred stock	—	—	0.03	0.09
GAAP net loss per share, basic and diluted	$(1.10)	$(0.54)	$(2.82)	$(1.87)
Adjustments:
Interest expense, net	0.05	0.10	0.20	0.30
Income tax provision (benefit)	—	—	—	—
Depreciation and amortization	0.02	0.02	0.06	0.05
Change in allowance for doubtful accounts	(0.01)	(0.01)	0.01	(0.03)
Loss on patent litigation settlement	—	—	—	0.03
Stock-based and other non-cash compensation	0.08	0.03	0.25	0.26
Increase in inventory reserves	0.22	—	0.26	—
Gain on debt forgiveness	—	—	—	(0.52)
Adjusted EBITDA per share, basic and diluted	$(0.74)	$(0.40)	$(2.04)	$(1.78)